UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 21, 2004

(Date of earliest event reported)

INTEGRATED CIRCUIT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19299	23-2000174
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2435 Boulevard of the Generals Norristown, Pennsylvania	19403
(Address of principal executive offices)	(Zip Code)

(610) 630-5300

(Registrant’s telephone number including area code)

Not Applicable

(Former name former address and former fiscal year, if changed since last report)

Item 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 21, 2004, Integrated Circuit Systems, Inc. issued a press release and held a broadly accessible conference call to discuss its financial results for the third fiscal quarter ended March 27, 2004. A copy of the press release is attached hereto as Annex 1 and is incorporated by reference into this Item 12. Annex 2 attached hereto and incorporated by reference into this Item 12 sets forth certain financial information discussed on the conference call that was not included in the press release. The disclosure in this Current Report, including the exhibits hereto, of any financial information shall not constitute an admission that such information is material.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2004	INTEGRATED CIRCUIT SYSTEMS, INC.

	By:	/s/ Justine F. Lien
Justine F. Lien
Vice President and CFO

ANNEX 1

Integrated Circuit Systems, Inc.

Corporate Headquarters

2435 Boulevard of the Generals

Norristown, PA 19403

Phone: 610-630-5300

Fax: 610-630-5399

Web Site: http://www.icst.com

Company Contact:

Justine Lien, CFO

Integrated Circuit Systems, Inc.

610-630-5300

INTEGRATED CIRCUIT SYSTEMS, INC. ANNOUNCES FISCAL 2004

THIRD QUARTER RESULTS

Revenue Growth Year over Year; Gross Margin over 60%

Norristown, PA – April 21, 2004 – Integrated Circuit Systems, Inc. (NASDAQ: ICST) today announced financial results for the third quarter of fiscal 2004, ending on March 27, 2004. Revenues for the quarter were $67.8 million, down 3% from the previous quarter because of seasonal fall-off after Christmas and up 11% from the same period a year ago. Even though revenues were down for the quarter, gross margin expanded to 60.5% of revenue from 59.6% last quarter and 59.4% the same period last year.

($Millions, except EPS)

	Q3FY 2004	Q3FY 2003	Y-Y Growth	Q2FY 2004	Q-Q Growth
Revenue	$67.8	$60.9	11%	$69.6	-3%
Gross Margin	$41.0	$36.1	14%	$41.5	-1%
Operating Income	$21.5	$17.9	20%	$21.8	-1%
Fully Diluted EPS	$0.26	$0.22	18%	$0.26	—

Revenues into PC and digital consumer end markets were down from the previous quarter but were offset by increases in communication as demand in storage and enterprise networking grew.

Revenues

	Q3FY2004 % of Revenue	Q3FY2003 % of Revenue	Y-Y Growth	Q2FY2004 % of Revenue	Q-Q Growth
PC	42%	48%	-2%	46%	-11%
Digital Consumer	14%	15%	2%	13%	-2%
Communications	37%	28%	45%	32%	12%
Military	8%	9%	-8%	9%	-14%

Gross margin expanded to 60.5% due to product mix. The company continued to grow investment in research and development during the quarter. Operating income for the quarter was 31.7% of revenue compared to 31.3% for the December 2003 quarter and 29.4% for the March quarter a year ago. Net income was $18.5 million or $0.26 per share.

As normal during the March quarter, shipments were heavier toward the end of the quarter, causing Accounts Receivable to grow, but days sales outstanding were at 49 days for the quarter. The Company ended the quarter with cash balance of $183 million, after repurchasing 190,000 treasury shares for $5 million.

Hock Tan, President and CEO commented, “ Our strong growth in communications products reflected an expansion in demand for our timing products from server memory modules and enterprise networks. We have invested considerable resources over the past three years to position our business very well in enterprise networking, storage and computing systems, and it is now beginning to show encouraging returns. We expect this segment and our digital consumer segment to drive our growth next quarter and during the upcoming calendar year 2004. “

Third Quarter Fiscal 2004 Conference Call

ICS will host a conference call to discuss the earnings results for the third quarter of fiscal year 2004 at 9:00 a.m. ET on April 21, 2004. The company will also discuss its strategic direction and market conditions. Any interested parties are invited to listen to the conference call by dialing (877) 405-3430 or (706) 634-6397 for international callers. The call will also be broadcast via the Internet and can be accessed from ICS’s corporate website at the address www.icst.com.

About ICS

Integrated Circuit Systems, Inc. is a leader in the design, development and marketing of silicon timing devices for communications, networking, computing and digital multimedia applications. The Company is headquartered in Norristown, PA, with key facilities in San Jose, CA; Tempe, AZ; Worcester, MA and Singapore.

Statements included in this release, to the extent they are forward looking, involve a number of risks and uncertainties related to competitive factors, technological developments and market demand. Further information on these and other potential factors that could affect the Company’s financial results can be found in the Company’s Form 10-K filed on September 12, 2003.

INTEGRATED CIRCUIT SYSTEMS, INC.

CONSOLIDATED OPERATING RESULTS

(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	Mar. 27, 2004	Dec. 27, 2003	Mar. 29, 2003	Mar. 27, 2004	Mar. 29, 2003

Revenues	$67,794	$69,565	$60,853	$202,644	$180,668

Cost of sales	26,745	28,107	24,709	81,288	73,731

Gross margin	41,049	41,458	36,144	121,356	106,937

Expenses:
Research and development	10,426	10,014	8,772	29,748	25,793
Selling, general and administrative	8,290	8,819	8,678	26,080	25,776
Deferred compensation	243	244	244	731	1,538
Amortization of intangibles	575	575	575	1,725	1,725

	19,534	19,652	18,269	58,284	54,832

Operating income	21,515	21,806	17,875	63,072	52,105

Other income (expense)	511	379	28	1,634	699

Income before income taxes	22,026	22,185	17,903	64,706	52,804

Income taxes	3,480	3,533	2,626	10,228	7,889

Net income	$18,546	$18,652	$15,277	$54,478	$44,915

Basic EPS

Net income	$0.26	$0.26	$0.22	$0.77	$0.66

Diluted EPS

Net income	$0.26	$0.26	$0.22	$0.75	$0.64

Weighted Shares
Basic	70,320	70,422	68,155	70,398	67,733
Diluted	72,215	72,882	70,879	72,817	70,401

Capital expenditures	$1,371	$2,295	$776	$5,829	$2,704
Depreciation and amortization	$1,942	$2,192	$2,050	$6,239	$6,534

INTEGRATED CIRCUIT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE STREET

(in thousands, excluding Other Financial Data)	Mar. 27, 2004 (unaudited)	June 28, 2003
ASSETS
Current Assets:
Cash and marketable securities	$183,293	$123,038
Accounts receivable, net	44,792	31,501
Inventory, net	16,888	15,822
Deferred & prepaid taxes	19,334	18,925
Other current assets	6,015	11,151

Total current assets	270,322	200,437

Property & equipment, net	17,084	15,749
Long term investments	1,000	32,000
Intangibles	28,483	30,245
Goodwill	36,573	36,573
Other assets, net	12	144

Total assets	$353,474	$315,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term obligations	$136	$10,059
Accounts payable	18,971	10,836
Accrued expenses and other current liabilities	7,171	10,855

Total current liabilities	26,278	31,750

Other long term liabilities	11,957	12,575

Total liabilities	38,235	44,325

Shareholders’ Equity:
Common stock	725	713
Additional paid in capital	276,890	258,422
Retained earnings	83,104	28,625
Deferred compensation	—	(731)
Treasury stock	(45,492)	(16,212)
Other	12	6

Total shareholders’ equity	315,239	270,823

Total liabilities and shareholder’s equity	$353,474	$315,148

OTHER FINANCIAL DATA:
Days sales outstanding	49	47
Inventory turns	5.4	5.4

ANNEX 2

Integrated Circuit Systems, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION

The following additional financial information was disclosed in our broadly accessible conference call on April 21, 2004:

Business Outlook:

Revenues are expected to be up 1% to 3% in our fourth quarter of fiscal 2004 in comparison to our third quarter of fiscal 2004. Gross margin should remain flat or be up slightly. Operating expenses are expected to increase due to investments in research and development. We expect fully diluted earnings per share to be $0.26 to $0.27 for the fourth quarter.

Business Update:

Book to bill ratio for the third fiscal quarter was over 1 in all major business segments. There are 885,000 shares available for repurchase in the Company’s current buy back program.